Exhibit 10.31

PROMISSORY NOTE

$2,000,000.00	Date: July 12, 2023

For value received, the undersigned Zero Nox Inc. (the “Borrower”), at 1343 S. Main St., Porterville, California 93257, promises to pay to the order of Premier Trailer Manufacturing Inc. (the “Lender”), at 30517 Ivy Rd., Visalia, CA 93291 (or at such other place as the Lender may designate in writing), the sum of $2,000,000.00 with interest compounded monthly from July 12, 2023, on the unpaid principal at the rate of 10% per annum.

I. TERMS OF REPAYMENT

A. Payments

It is understood that the funds provided under this Promissory Note are intended to provide short-term bridge funding until September 12, 2023 (the “Due Date”). Thus, although no Payments are required to be made until the Due Date, it is expected and understood that the Promissory Note will be paid back in full by the Due Date unless otherwise agreed to in writing by both the Borrower and Lender. Should this Promissory Note not be paid back in full by the Due Date, then any unpaid principal after the Due Date shall accrue interest at a rate of 18% annually until paid.

B. Application of Payments

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

II. PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty. Any such prepayment shall be applied against the installments of principal due under this note in the inverse order of their maturity and shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment.

III. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

IV. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

V. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of California.

VI. SIGNATURES

This Note shall be signed by Gene Cuello on behalf of Premier Trailer Manufacturing Inc., and by Vonn R. Christenson on behalf of Zero Nox Inc.

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Signed this 12th day of July, 2023

Borrower:
Zero Nox Inc.

By:	/s/ Vonn R. Christenson
Vonn R. Christenson, CEO

Lender:
Premier Trailer Manufacturing Inc.

By:	/s/ Gene Cuello
Gene Cuello

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